EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-205202 and 333-205196) of Fogo de Chão, Inc. and Subsidiaries of our report dated March 15, 2017 relating to the financial statements, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
Dallas, TX
March 15, 2017